AGREEMENT

1      Date of Agreement. The commencement date of this Agreement is the 1st day of January 2005.

2      Parties.

       2.1 SCIENCE DYNAMICS CORPORATION ("SciDyn"), with offices at 7150 North Park Drive, Pennsauken, New Jersey, 08109; and

       2.2    CALABASH   CONSULTANCY  LTD.  ("Calabash"),  with offices at Delta
Suite, Commercial House, Commercial Street, St Helier. Jersey. C.I. JE1 5TL

3       Consulting  Services.  SciDyn  agrees to  engage  Calabash  as  Business
Development, Financial and Management Consultant, which consulting services shall include, inter alia, the services of Alan Bashforth to act as C.E.O. & Chairman of the Board of SciDyn Directors. In such capacity, Mr. Bashforth shall exert his best efforts and devote a substantial amount of his time and attention to the development and direction SciDyn. Mr. Bashforth shall have complete authority over the direction and operation of SciDyn, subject only to SciDyn's Board of Directors, for formulating policies and administrating SciDyn in all respects. His powers shall include the authority to hire and fire any of SciDyn's personnel, together with those that are employed by its majority owned subsidiary companies and to retain consultants when he deems necessary to implement SciDyn's policy.


4 Term. The term of this Agreement shall commence on 1st January 2005 and shall continue for an initial term of three (3) years. This Agreement shall automatically renew on the same terms and conditions contained herein for additional terms of one (1) year, after the expiration of the initial or any renewal term. Following the initial term, either party may terminate this Agreement by providing the other party with a minimum of thirty (30) days prior written notice of the party's intent to terminate the Agreement at the anniversary of the term.

5      Payment  for  Consulting  Services.  SciDyn  shall pay  Calabash  for the consulting services rendered hereunder, an annual fee of $300,000.00 to be paid in monthly installments of $25,000.00 on the 25th day of each calendar month.

         Upon the successful complication of the acquisition of SMEI, Calabash shall be awarded Six million (6,000,000), 7 year warrants to purchase the common stock of SciDyn at a strike price of $0.10 USD (10 Cents). In addition as part of the Executive bonus payment for years 2003 and 2004, Calabash shall be awarded 2,000,000 fully vested stock options with a strike price of $0.05 USD (5 cent). Should this contract be terminated for any reason, any and all outstanding moneys accrued for the unused remaining portion of this contract shall be due and payable immediately.

6 Transfer of ownership or control of SciDyn. During the initial term or any subsequent renewal of this contract, should SciDyn be sold to any party, or subject to a change of control, or ownership of more than 20% of its common stock be controlled by a single party, Calabash may at its sole option terminate this agreement by providing thirty days notice, upon such termination notice all outstanding stock options and/or warrant shall be fully vested and due, all moneys due under this contract including all consultancy payments falling due for any unused portion of this contract shall also become due and immediately payable.

7       Expenses.  Calabash  shall be fully  reimbursed  for any and all expense incurred in the performance of duties under this contract. In addition, SciDyn will pay the sum of $850.00 per month towards the provision of a suitable vehicle, for Calabash's exclusive use during the term of this agreement.


8      Indemnity.  SciDyn shall  indemnify  Calabash and Mr.  Bashforth and hold them harmless for all acts or decisions made by Mr. Bashforth in good faith while performing services for SciDyn. SciDyn shall use its best efforts to obtain coverage for Mr. Bashforth under any insurance policy now in force or hereinafter obtained during the term of this Agreement, covering the other officers and directors of SciDyn against lawsuit. SciDyn shall pay all expenses, including attorneys' fees, actually and necessarily incurred by Mr. Bashforth in connection with the defense of such act, suit or proceeding and in connection with any related appeal, including the cost of court settlements.

9 Taxes. SciDyn agrees that it shall be responsible for payment of any and all taxes that may become due to any State or Federal taxing authority, arising out of this Agreement, and shall indemnify and hold harmless Calabash and Mr. Bashforth from any such payment.

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10      Notices.  All notices,  requests,  and demands given to or made upon the parties hereto shall, except as otherwise specified herein, be in writing and be delivered by fax, express delivery, in person, or mailed by registered delivery to any such party at the address of such party set forth in Section 2 "Parties" above. Any party may, by notice hereunder to the other party, designate a changed address for such party. Any notice, if faxed, shall be deemed received upon confirmation of the receipt thereof; if sent by express delivery, shall be deemed received upon delivery as set forth on the express delivery receipt; if personally delivered, shall be deemed received upon delivery; and if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received the fifth business day thereafter, or when it is actually received, whichever is sooner. Attempted delivery, in person or by express delivery at the correct address, shall be deemed received on the date of such attempted delivery. All references to hours of the day shall mean the official time in effect on the date in question in the State of New Jersey.

11      Binding  Effect.  This Agreement  shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, and legal representatives.

12       Assignability.  Neither  party hereto shall have the right to assign or otherwise transfer (by operation of law or otherwise) its rights or obligations under this Agreement except with the prior written consent of the other party.

13      Captions. Captions of the sections of this Agreement are for convenience and reference only, and the words contained shall not be held to modify, amplify, or aid in the interpretation of the provisions of this Agreement.

14 Counterparts and/or Facsimile Signature. This Contract may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this contract. When all parties have executed counterparts of facsimile copies, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.


15      Situs.  This Agreement shall be deemed to be an agreement made under the laws of the United Kingdom, and for all purposes it shall be construed in accordance with and governed by the laws of the United Kingdom.

16       Non-Waiver.  No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

17 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

18       Modification.  This  Agreement  may not be and  shall  not be deemed or construed to have been modified, amended, rescinded, cancelled, or waived in whole or in part, except by a written instrument signed by the parties hereto.

19 Entire Agreement. This Agreement constitutes and expresses the entire agreement and understanding between the parties hereto in reference to all the matters referred to herein, and any previous discussions, promises, representations, and understanding relative thereto are merged into the terms of this Agreement and shall have no further force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective the day and year first above written.


                            SCIENCE DYNAMICS CORPORATION
                            By: /s/ Alan C. Bashforth
                                ---------------------
                            Name: Alan C Bashforth
                            Title: Director
                            Date: 30th December 2004


                            CALABASH CONSULTANCY LTD.

                            By: /s/ Tim Parker-Garner
                                ---------------------
                            Name: Tim Parker-Garner
                            Title: Director
                            Date: 30th December 2004


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